UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JMP GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	47-1632931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
6.875% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-233389, 333-233855

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

JMP Group LLC (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus, dated September 19, 2019 (the “Prospectus”). The Prospectus relates to the offering of $36.0 million aggregate principal amount of 6.875% Senior Notes due 2029 (the “Notes”) to be issued by the Registrant. The Prospectus forms a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-233389), previously filed with the Commission and declared effective on September 19, 2019, and the Registrant’s Registration Statement on Form S-1 (File No. 333-233855) filed pursuant to Rule 462(b) under the Securities Act.

Item 1.         Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Notes” in the Prospectus is incorporated by reference herein. Copies of such description will be filed with The New York Stock Exchange.

Item 2.         Exhibits.

Exhibit No.	Description

4.1

Indenture dated as of September 26, 2019, between JMP Group LLC and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 26, 2019).

4.2

First Supplemental Indenture dated as of September 26, 2019, between JMP Group LLC and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 26, 2019).

4.2.1	Form of 6.875% Senior Note due 2029 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP GROUP LLC

Date: September 26, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer